UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2022

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On August 30, 2022, Nicholas B. Tressler and Senseonics Holdings, Inc. (the “Company”) mutually agreed that Mr. Tressler would transition from his role as the Company’s Chief Financial Officer effective as of September 1, 2022. In connection with the termination of Mr. Tressler’s service, Mr. Tressler has entered into a transition agreement with the Company pursuant to which he will continue his employment with the Company in an advisory role until December 31, 2022 to support the transition to the Company’s new Chief Financial Officer.

Effective September 1, 2022 (the “Effective Date”), the Board of Directors of the Company (the “Board”) appointed Frederick (“Rick”) Sullivan as the Company’s Chief Financial Officer (in which capacity he will serve as the Company’s principal financial officer and principal accounting officer).

Mr. Sullivan, 38, has served as the Vice President of Finance at the Company since October 2020. Mr. Sullivan previously served as Treasurer, Head of Strategy and Financial Planning at the Company from July 2017 to July 2018 and as Corporate Controller at the Company from December 2011 to June 2018. From July 2018 to August 2019, Mr. Sullivan served as Chief Financial Officer for RoosterBio, Inc., a privately held regenerative medicine company. From August 2019 to October 2020, Mr. Sullivan served as the Principal of Hike Financial, LLC, an advising firm that provides financial, accounting and administrative services to early growth, life sciences and technology companies. Mr. Sullivan received his M.B.A. from the University of Maryland, Robert H. Smith School of Business, his B.S. in accounting from Salisbury University, Perdue School of Business. Mr. Sullivan maintains an active CPA license in the state of Maryland.

There are no arrangements or understandings between Mr. Sullivan and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Sullivan and any of the Company’s other directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Sullivan has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Sullivan

In connection with his appointment as the Company’s Chief Financial Officer, on September 1, 2022, Mr. Sullivan and the Company entered into an amended and restated employment agreement (the “Employment Agreement”), effective on the Effective Date.

Pursuant to the terms of the Employment Agreement, Mr. Sullivan is entitled to an annual base salary of $370,000 and is eligible to receive an annual performance bonus of up to 50% of his annual base salary based upon the Compensation Committee’s assessment of Mr. Sullivan’s performance and the Company’s attainment of targeted goals as set by the Compensation Committee in its sole discretion. In connection with his appointment as Chief Financial Officer, Mr. Sullivan was also awarded 62,147 restricted stock units (“RSUs”) on September 1, 2022 pursuant to the Company’s 2015 Equity Incentive Plan. The RSUs vest in eight equal installments, with the first installment vesting on November 15, 2022 and the remaining seven installments vesting in six month increments beginning on May 15, 2023, subject to Mr. Sullivan’s continuous service through each applicable vesting date. If Mr. Sullivan’s employment is terminated by us for reasons other than for cause or if he resigns for good reason (each as defined in his Employment Agreement), he would be entitled to receive severance payments equal to continued payment of his base salary for one year, a prorated portion of his target bonus for the year in which his service is terminated, employee benefit coverage for up to one year, reimbursement of expenses owed to him through the date of his termination and any benefits owed to him under any qualified retirement plan or health and welfare benefit plan in which he was a participant, subject to his execution of a release and the satisfaction of other specified conditions. If Mr. Sullivan’s employment is terminated by us other than for cause or if he resigns for good reason coincident with a change in control (as defined in his Employment Agreement), he would be entitled to the benefits described above , provided that, if his employment by the Company or any successor entity is terminated by the Company or the successor entity without cause (and not due to disability or death) within 12 months following a change in control, 100% of his then unvested equity awards would become fully vested. Mr. Sullivan is also eligible to participate in the Company’s 2016 Employee Stock Purchase Plan and employee benefit plans available to other employees of the Company.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Transition and Release Agreement with Mr. Tressler

In connection with the termination of his service as the Company’s Chief Financial Officer, on September 1, 2022, Mr. Tressler and the Company entered into a Transition and Release Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Tressler will remain employed with the Company and serve as an advisor to the Chief Financial Officer for a four month transition period through December 31, 2022. Thereafter, Mr. Tressler will be entitled to eight months’ severance, as well as a pro rata portion of his 2022 target bonus, based on his eight months of service as Chief Financial Officer during 2022.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2022	SENSEONICS HOLDINGS, INC.

By:	/s/ Timothy T. Goodnow
Name:	Timothy T. Goodnow
Title:	President and Chief Executive Officer